Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

 [   ]  Preliminary Proxy Statement          [   ]  Confidential, For Use of the
                                                    Commission  Only   (as  per-
                                                    mitted by Rule 14a-6(e)(2))
 [ X ]  Definitive Proxy Statement

 [   ]  Definitive Additional Materials

 [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ALLIED HEALTHCARE PRODUCTS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ X ]  No fee required

 [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)   Title of each class of securities to which transaction applies:

        (2)   Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)   Proposed maximum aggregate value of transaction:

        (5)   Total fee paid:

 [   ]  Fee paid previously with preliminary materials:

 [   ]  Check box if any part  of the fee is offset  as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)   Amount previously paid:

        (2)   Form, Schedule or Registration Statement no.:

        (3)   Filing Party:

        (4)   Date Filed:

                                October 10, 1997





Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Daniele Hotel, 216 N. Meramec Street, Clayton, Missouri 63105 at 10:00 a.m., Central Time, on Monday, November 17, 1997. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

          Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

          We hope that you will attend the meeting and look forward to seeing you there.

                                    Sincerely,

                                    /s/ Dennis W. Sheehan

                                    Dennis W. Sheehan
                                    CHAIRMAN OF THE BOARD

                                    /s/ Uma N. Aggarwal

                                    Uma N. Aggarwal
                                    PRESIDENT AND
                                    CHIEF EXECUTIVE OFFICER

                        ALLIED HEALTHCARE PRODUCTS, INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            MONDAY, NOVEMBER 17, 1997
                            -------------------------


To the Stockholders of
Allied Healthcare Products, Inc.:

          The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), will be held at the Daniele Hotel, 216 N. Meramec Street, Clayton, Missouri 63105 on Monday, November 17, 1997, at 10:00 a.m., Central Time, for the following purposes:

                   (1) To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

                   (2) To ratify or reject the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending June 30, 1998; and

                   (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on September 30, 1997 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on September 30, 1997 will be available for inspection during normal business hours from November 3 through November 14, 1997 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.

                                    By Order of the Board of Directors,

                                    /s/ Barry F. Baker

                                    Barry F. Baker
                                    VICE PRESIDENT - FINANCE, CHIEF
                                    FINANCIAL OFFICER AND SECRETARY
St. Louis, Missouri
October 10, 1997


------------------------------------------------------------------------------
PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.
------------------------------------------------------------------------------

                        ALLIED HEALTHCARE PRODUCTS, INC.
                              1720 SUBLETTE AVENUE
                            ST. LOUIS, MISSOURI 63110
                            -------------------------


                                 PROXY STATEMENT
                                -----------------



                         ANNUAL MEETING OF STOCKHOLDERS
                            MONDAY, NOVEMBER 17, 1997

                            -------------------------



                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Time, Monday, November 17, 1997, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Daniele Hotel, 216 N. Meramec Street, Clayton, Missouri 63105. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about October 10, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on Tuesday, September 30, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 7,806,682 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's By-laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                              ELECTION OF DIRECTORS

          The Company's Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of nine members. The stockholders will vote at the 1997 Annual Meeting for the election of nine directors for the one-year term expiring at the Annual Meeting of Stockholders in 1998. There are no family relationships among any directors or executive officers of the Company.

          The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

          The Board of Directors recommends voting "FOR" each of the nominees named below.

          The following material contains information concerning the nominees for election as Directors.


Name of Nominee             Age   Principal Occupation           Director Since
---------------             ---   --------------------           --------------
Uma N. Aggarwal. . . . .    53    President and Chief              November 1996
                                  Executive Officer of the
                                  Company, St. Louis, Missouri

David A. Gee . . . . . .    69    President-Emeritus of The             May 1991
                                  Jewish Hospital of St.
                                  Louis, St. Louis, Missouri

Samuel A. Hamacher . . .    45    Executive Vice President of           May 1992
                                  Harbour Group Industries,
                                  Inc., St. Louis, Missouri

James C. Janning . . . .    50    President of Harbour Group            May 1992
                                  Ltd., St. Louis, Missouri

Robert E. Lefton . . . .    66    President and Chief                August 1992
                                  Executive Officer of
                                  Psychological Associates,
                                  Inc., St. Louis, Missouri

Donald E. Nickelson. . .    64    Vice Chairman of Harbour              May 1992
                                  Group Industries, Inc., St.
                                  Louis, Missouri

William A. Peck  . . . .    64    Executive Vice Chancellor           April 1994
                                  for Medical Affairs and
                                  Dean, School of Medicine,
                                  Washington University, St.
                                  Louis, Missouri

Dennis W. Sheehan. . . .    63    Chairman of the Board of            April 1991
                                  the Company, St. Louis,
                                  Missouri and Chairman of
                                  the Board, President and
                                  Chief Executive Officer of
                                  AXIA Incorporated, Lombard,
                                  Illinois

John D. Weil . . . . . .    56    President of Clayton               August 1997
                                  Management Co., St. Louis,
                                  Missouri

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

     Mr. Aggarwal has served as President and Chief Executive Officer of the Company since November 1996. Mr. Aggarwal served as President and General Manager of Stanley Mail Media Companies, a division of

The Stanley Works, located in Phoenix, Arizona from 1992 to 1994. He was self-employed as a consultant providing advice regarding the buy-out and management of mail order companies from 1994 to 1996.

     Mr. Gee has been President-Emeritus of The Jewish Hospital of St. Louis since January 1991, and served as its President from 1978 to 1990.

     Mr. Hamacher has been the Executive Vice President of Harbour Group Industries, Inc. ("Harbour Group"), which provides corporate development services to affiliates of Harbour Group, in St. Louis, Missouri, in charge of corporate development since January 1992. From January 1988 to January 1992, he was the Vice President - Finance of Harbour Group Ltd. (an affiliate of Harbour Group which provides operations management services to manufacturing affiliates of Harbour Group), in St. Louis, Missouri. Mr. Hamacher currently serves as a director of Omniquip International, Inc. (a manufacturer of telescopic material handlers).

     Mr. Janning has served as President of Harbour Group Ltd. since January 1992. Mr. Janning holds various executive positions with operating companies owned by affiliates of Harbour Group Ltd. Mr. Janning was previously the President and Chief Executive Officer of the Company from July 1993 to August 1994 and from May 1996 to November 1996. From May 1988 to January 1992, Mr. Janning was Group President and/or Chief Operating Officer of Harbour Group Ltd. and has served as Group President of Harbour Group II Management Co. (an affiliate of Harbour Group which is the general partner of a private investment fund) and President of HGM III Co. (an affiliate of Harbour Group which is the general partner of a private investment fund) since January 1990 and December 1993, respectively.

     Dr. Lefton has been the President and Chief Executive Officer of Psychological Associates, Inc., an international consulting, training and development firm headquartered in St. Louis, Missouri, since 1958. He presently serves as a director of Stifel Financial Corp., Wave Technology, Inc. and Greenfield Industries, Inc.

     Mr. Nickelson has been the Vice Chairman of Harbour Group in St. Louis, Missouri since 1991. From 1988 to 1990, he served as President of PaineWebber Group, Inc. (an investment banking and brokerage firm). Mr. Nickelson currently serves as a trustee of the Mainstay Mutual Funds Group and is a member of the Advisory Panel of Sedgewick James of New York, Inc. He is also Chairman of the Board and a director of Greenfield Industries, Inc. and Omniquip International, Inc., and serves as a director of Sugen, Inc., DT Industries, Inc., Corporate Property Associates #10 ("Associates #10") and Carey Institutional Properties, Inc. ("Carey") (Carey and Associates #10 are real estate investment trusts located in New York, New York).

     Dr. Peck has served as Executive Vice Chancellor for Medical Affairs since 1993, and Dean of the School of Medicine since 1989, at Washington University, St. Louis, Missouri. Dr. Peck currently serves as a director of Magna Bank Holding Company, Reinsurance Group of America, Angelica Corporation and Hologic Corporation.

     Mr. Sheehan has been Chairman of the Board of the Company since November 1992 and Chairman of the Board, President and Chief Executive Officer of AXIA Incorporated, a privately-owned manufacturer of various commercial and industrial products, with headquarters in Lombard, Illinois, since 1984. Mr. Sheehan presently serves as a director of the Chamber of Commerce of the United States of America and Greenfield Industries, Inc.

     Mr. Weil has served as President of Clayton Management Co. since 1973. Mr. Weil currently serves as a director of Pico Holdings, Inc., Cliffs Drilling Co., CleveTrust Realty Investors, Oglebay Norton Co., Southern Investors Service Co., Todd Shipyards Corp. and Baldwin Lyons, Inc.

BOARD MEETINGS-COMMITTEES OF THE BOARD

          The Board of Directors of the Company held eleven meetings during the fiscal year ended June 30, 1997. The Board of Directors presently maintains an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

          The Executive Committee consists of Messrs. Gee, Hamacher, Janning, Nickelson and Sheehan. This committee exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee held eleven meetings during the fiscal year ended June 30, 1997.

          The Compensation Committee consists of Messrs. Gee, Nickelson and Sheehan. This committee reviews and approves the Company's executive compensation policy, administers the Company's incentive compensation bonus plan and makes recommendations concerning the Company's employee benefit policies and stock option plans in effect from time to time. The Compensation Committee held one meeting during the fiscal year ended June 30, 1997.

          The Audit Committee consists of Messrs. Hamacher, Peck and Sheehan. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held three meetings during the fiscal year ended June 30, 1997.

          The Nominating Committee consists of Messrs. Gee, Janning and Lefton. This committee recommends nominees to fill vacancies on the Board of Directors. The Nominating Committee held no meetings during the fiscal year ended June 30, 1997. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 1998 if such nominations are submitted in writing to the Company's headquarters Attention: Nominating Committee, no later than June 1, 1998.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

          The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of September 30, 1997.

                                                                  Percent of
                                                  Shares Owned   Outstanding
Name and Address of Beneficial Owner              Beneficially      Shares*
------------------------------------              ------------   ------------

Heartland Advisors, Inc.(1) . . . . . . . .       1,303,700         16.70%
790 North Milwaukee Street
Milwaukee, WI  53202

John D. Weil(2) . . . . . . . . . . . . . .         832,300         10.66%
200 North Broadway
Suite 825
St. Louis, MO 63102

Washington University(3) . . . . . . . . .          779,000          9.98%
Campus Box 1058
One Brookings Drive
St. Louis, MO  63130

T. Rowe Price Associates, Inc.(4) . . . . .         729,500          9.34%
100 E. Pratt Street
Baltimore, MD  21202

Ryback Management Corporation(5) . . . . .          492,200          6.30%
7711 Carondelet Avenue
Box 16900
St. Louis, MO  63105

Robert Fleming, Inc.(6) . . . . . . . . . .         483,900          6.20%
320 Park Avenue, 11th Floor
New York, NY  10022

------------
*   All percentages  are  computed  based  upon  7,806,682   shares  issued  and
    outstanding as of September 30, 1997.

(1) Information obtained from Amendment No. 1 to Schedule 13G dated August 7, 1997 filed with the Securities and Exchange Commission by Heartland Advisors, Inc.

(2) Includes shares beneficially owned by Mr. Weil in the following  capacities:
    792,300 shares owned by Woodbourne Partners, L.P.1, a limited partnership whose general partner is controlled by Mr. Weil; 5,000 shares owned by Clayton Management Company, a corporation controlled by Mr. Weil; 10,000 shares owned by Mr. Weil's son for which he disclaims beneficial ownership; and 25,000 shares issuable pursuant to warrants exercisable within 60 days from the date hereof pursuant to the Note Purchase Agreement dated August 7, 1997 among the Company, B&F Medical Products, Inc., a Delaware corporation, Bear Medical Systems, Inc., a California corporation, Hospital Systems, Inc., a California corporation, Life Support Products, Inc., a California corporation, BiCore Monitoring Systems, Inc., a California corporation and each of the purchasers named therein (the "Note Purchase Agreement").

(3) Information obtained from beneficial owner.

(4) Information obtained from Amendment No. 1 to Schedule 13G dated February 10, 1997 filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc., as supplemented by Form 13F for the period ended June 30, 1997.

(5) Information obtained from Amendment No. 1 to Schedule 13G dated January 31, 1997 filed with the Securities and Exchange Commission by Ryback Management Corporation, as supplemented by Form 13F for the period ended March 31, 1997.

(6) Information obtained from Amendment No. 1 to Schedule 13G dated March 19, 1997 filed with the Securities and Exchange Commission by Robert Fleming, Inc.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

          The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of September 26, 1997.


                                                            Shares Owned       Percent of
 Name of Beneficial Owner                                   Beneficially   Outstanding Shares+
 ------------------------                                   ------------   -------------------
 Uma N. Aggarwal(1) . . . . . . . . . . . . . . .                 10,000            *
 Barry F. Baker(2)  . . . . . . . . . . . . . . .                  5,000            *
 David A. Grabowski(3). . . . . . . . . . . . . .                  7,065            *
 David A. Gee(4). . . . . . . . . . . . . . . . .                 15,000            *
 Samuel A. Hamacher(5). . . . . . . . . . . . . .                 21,500            *
 James C. Janning(6). . . . . . . . . . . . . . .                 70,250            *
 Gabriel S. Kohn(7) . . . . . . . . . . . . . . .                 26,375            *
 Robert E. Lefton(8). . . . . . . . . . . . . . .                 16,500            *
 Donald E. Nickelson(9) . . . . . . . . . . . . .                 16,562            *
 William A. Peck(10). . . . . . . . . . . . . . .                 11,200            *
 Dennis W. Sheehan(11). . . . . . . . . . . . . .                 33,562            *
 John D. Weil(12) . . . . . . . . . . . . . . . .                832,300         10.66%
                                                                ---------     ------------
 All directors and executive officers as a group (12 persons)   1,065,314        13.65%
                                                                =========     ============

------------

+     All percentages are computed  based  upon  7,806,682   shares  issued  and
      outstanding as of September 30, 1997.

*     Less than 1.00%.

(1) Represents 10,000 shares owned by Mr. Aggarwal. Excludes 190,000 shares issuable pursuant to options granted under the 1994 Employee Stock Option Plan (the "1994 Employee Plan") which are not currently exercisable.

(2) Represents 5,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the 1994 Employee Plan. Excludes 30,000 shares issuable pursuant to options granted under the 1994 Employee Plan which are not currently exercisable.

(3) Represents 127 shares owned by Mr. Grabowski and 6,938 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Company's 1991 Employee Plan (the "1991

                                       6

      Employee Plan") and the 1994 Employee Plan (the 1991 Employee Plan and the 1994 Employee Plan are collectively referred to herein as the "Employee Plans"). Excludes 23,685 shares issuable pursuant to options granted under the Employee Plans which are not currently exercisable.

(4) Represents 15,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the 1991 Directors Non-Qualified Stock Option Plan (the "1991 Directors Plan") and the 1995 Directors Non-Qualified Stock Option Plan (the "1995 Directors Plan") (the 1991 Directors Plan and the 1995 Directors Plan are collectively referred to herein as the "Directors Plans").

(5) Represents 5,000 shares owned by Mr. Hamacher and 16,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans.

(6) Represents 55,250 shares owned by Mr. Janning and 15,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans.

(7) Represents 2,000 shares owned by Mr. Kohn and 24,375 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Employee Plans. Excludes 16,625 shares issuable pursuant to options granted under the Employee Plans which are not currently exercisable.

(8) Represents 500 shares owned by Dr. Lefton and 16,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans.

(9) Represents 15,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans and 1,562 shares issuable pursuant to warrants exercisable within 60 days of the date hereof pursuant to the Note Purchase Agreement.

(10) Represents 1,200 shares owned by Dr. Peck and 10,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 5,000 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(11) Represents 10,000 shares owned by Mr. Sheehan, 22,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans and 1,562 shares issuable pursuant to warrants exercisable within 60 days of the date hereof pursuant to the Note Purchase Agreement. Excludes 4,000 shares of Common Stock owned by Mr. Sheehan's spouse, as to which Mr. Sheehan disclaims beneficial ownership.

(12) See information under the heading "Holders of More Than Five Percent Beneficial Ownership."

          No agreements, formal or informal, exist among the various executive officers and directors with respect to the voting of their shares.

                               EXECUTIVE OFFICERS

          The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of Directors:


   Name                     Age   Position(s)
   ----                     ---   -----------
   Uma N. Aggarwal......     53   Director, President and Chief Executive Officer (1)
   Barry F. Baker.......     41   Vice President - Finance and Chief Financial
                                  Officer, Secretary and Treasurer (2)
   David A. Grabowski...     46   Vice President - Sales and Marketing (3)
   Gabriel S. Kohn......     52   Vice President - Engineering (4)


------------

(1) See information under the heading "Election of Directors."

(2) Mr. Baker has been Vice President - Finance of the Company since June 1995, Chief Financial Officer since August 1996 and Secretary and Treasurer of the Company since November 1995. He previously served as Controller of Storz Instrument Company, a wholly-owned subsidiary of American Home Products Corp., from 1987 to 1995. Prior thereto, Mr. Baker, a Certified Public Accountant, served as an auditor with Deloitte & Touche.

(3) Mr. Grabowski has been Vice President - Sales and Marketing of the Company since January 1997. He previously held the position of Vice President - International Sales of the Company from 1996 to 1997. Prior to that time, Mr. Grabowski held the position of Director of Marketing of the company from 1990 to 1996.

(4) Mr. Kohn has been Vice President - Engineering of the Company since 1990. He previously was Director of Engineering of the Company from 1988 to 1990.


                             EXECUTIVE COMPENSATION

          The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to the two chief executive officers serving during the fiscal year ended June 30, 1997 and each of the Company's executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                    Annual                 Long-term
                                                Compensation(1)           Compensation
                                                --------------------------------------


                                            Fiscal                         Stock Option     All Other
Name & Principal Position                    Year      Salary(2)  Bonus       Awards       Compensation
-------------------------                   ------     ---------  -----       ------    ------------
                                                                            (In Shares)

Uma N. Aggarwal . . . . . . . . . . . . .     1997     $134,135   --         200,000          608(3)
President and Chief Executive Officer

James C. Janning  . . . . . . . . . . . .     1997      142,500   --           1,000            --
President and Chief Executive Officer(4)      1996       20,520   --           4,000            --
                                              1995        9,750   $50,000         --            --

Barry F. Baker. . . . . . . . . . . . . .     1997      114,319   --          15,000       3,286(5)
Vice President - Finance and Chief Financial  1996      100,000   --          20,000         144(5)
Officer, Secretary and Treasurer              1995        7,692   --              --            --


David A. Grabowski . .. . . . . . . . . .     1997      136,355  10,000       20,000       3,575(5)
Vice President - Sales Marketing              1996       95,259  10,000           --       2,346(5)
                                              1995       83,550   3,682        4,000       1,951(5)

Gabriel S. Kohn . . . . . . . . . . . . .     1997      115,279   --           6,000       7,510(5)
Vice President - Engineering                  1996      111,080   --              --       2,879(5)
                                              1995      106,753  10,600       10,500       5,144(5)


------------
(1) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives.

(2) Includes amounts deferred under the 401(k) feature of the Company's Retirement Savings Plan. This amount also reflects Mr. Grabowski's car allowance in the amount of $10,701 for fiscal 1997.

(3) The amount shown represents the amount paid for term life and disability insurance premiums.

(4) Mr. Janning resigned from the position of President and Chief Executive Officer of the Company in November 1996.

(5) The amounts shown represent the amounts paid for term life and disability insurance premiums and matching contributions under the 401(k) feature of the Company's Retirement Savings Plan.

(6) Grabowski was appointed Vice President - Sales and Marketing of the Company in January 1997. He held the position of Vice President International Sales of the Company from 1996 to 1997.


OPTIONS

          The following table sets forth information concerning options granted during the fiscal year ended June 30, 1997 under the Company's stock option plans to the Named Executive Officers.

                                     OPTION GRANTS IN LAST FISCAL YEAR


                                             Individual Grants
                       --------------------------------------------------------
                                                                                  Potential Realizable Value at
                        Number of    Percentage of                                   Assumed Annual Rates of
                       Securities    Total Options                                   Stock Price Appreciation
                       Underlying    Granted to       Per Share                          For Option Term (2)
                         Options     Employees in     Exercise      Expiration    -----------------------------
NAME                     Granted     Fiscal 1997(1)     Price          Date               5%          10%
----                     -------     --------------     -----          ----            --          ---
Uma N. Aggarwal. . . .   200,000         57.3%          $6.88        11/19/06          $865,359   $2,192,990
James C. Janning . . .     1,000          0.3            6.75         8/21/06             4,245       10,751
Barry F. Baker . . . .    15,000          4.3            6.75         8/21/06            63,676      161,266
David A. Grabowski . .     5,000          1.4            6.75         8/21/06            21,225       53,789
                          15,000          4.3            6.50         2/07/07            80,184      202,202
Gabriel S. Kohn  . . .     6,000          1.7            6.75         8/21/06            25,470       64,547


--------------
(1) A total of 349,000 options were granted to employees under the 1994 Employee Plan during fiscal 1997, the purpose of which is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company. Options granted pursuant to the 1994 Employee Plan have an exercise price equal to the market price on the date of grant. Generally, options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary thereof, however, certain options granted to Mr. Aggarwal become exercisable in 10% increments upon each 15% increase in the Company's stock price sustained over a twenty day trading period. (See information under heading "Certain Transactions" )

(2) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not in any way represent the Company's estimate or projection of future stock prices.


          The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of June 30, 1997.

              AGGREGATED OPTION EXERCISED IN FISCAL YEAR 1997 AND
                         FISCAL YEAR-END OPTION VALUES


                                                                         Value of Unexercised,
                                                Number of Unexercised         In-the-Money
                                                     Options at               Options at
                                                   June 30, 1997             June 30, 1997
                                               -----------------------------------------------

                         Shares
                        Acquired       Value
    Name               on Exercise   Realized    Exercisable   Unexercisable  Exercisable  Unexercisable
    ----               -----------   --------    -----------   -------------  -----------  -------------
Uma N. Aggarwal. . . .     --           --         10,000         190,000        --(1)          --(1)
James C. Janning . . .     --           --         15,000           --           --(1)          --(1)
Barry F. Baker . . . .     --           --          --             35,000        --(1)          --(1)
David A. Grabowski . .     --           --          6,438          24,312        --(1)          --(1)
Gabriel S. Kohn. . . .     --           --         21,625          19,375        --(1)          --(1)


------------
(1) No options held by this officer at June  30, 1997 were in-the-money.



COMPENSATION OF DIRECTORS

          Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 for his services as a director and additional fees of $750 for attendance at each meeting of the Board of Directors and $300 for attendance at each meeting of committees of the Board of Directors. Directors are also entitled to reimbursement for their expenses in attending meetings.

          1991 DIRECTORS PLAN. The Company maintains the 1991 Directors Plan, which provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares).

          The 1991 Directors Plan is administered by a Stock Option Committee of two or more members of the Board of Directors. Directors are not eligible to serve on such committee if such director has been granted an option under the plan during the twelve-month period preceding appointment to the committee, and no option may be granted to a director while serving on the committee.

          Options granted or to be granted under the 1991 Directors Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the 1991 Directors Plan expire ten years from the date of grant.

          Options granted or to be granted under the 1991 Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as determined pursuant to the 1991 Directors Plan. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Stock Option Committee may permit, subject to approval by a majority of the directors who have not been granted options under any plan of the Company during the previous twelve months.

          The 1991 Directors Plan provides for the grant of options thereunder for the purchase of 10,000 shares of Common Stock to each eligible director on the date of the Company's initial public offering, each eligible director who subsequently becomes a director, and an additional option to the Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock on the date he is elected to such office. In connection with the adoption of the 1995 Directors Plan, the 1991 Directors Plan was terminated in November 1995.

          1995 DIRECTORS PLAN. The 1995 Directors Plan provides for the granting of non-qualified stock options for up to 150,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares) to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries.

          Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock are granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common Stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

          In addition, the 1995 Directors Plan provides that options to purchase 1,000 shares of Common Stock are granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

          In recognition of their past service to the Company, the 1995 Directors Plan also provided for the grant of options to purchase 3,000 shares of Common Stock to each eligible director who was serving on the Board of Directors at June 1, 1995 and provided for the grant of options to purchase 500 shares of Common Stock to each eligible director serving as Chairman of a Committee maintained by the Board of Directors at June 1, 1995. Options granted to such directors were not exercisable until June 1, 1996, at which time they became exercisable in full.

          Other options may be granted under the 1995 Directors Plan from time to time pursuant to terms determined by the Board of Directors of the Company. All options granted under the 1995 Directors Plan are nontransferable and subject to certain limitations upon the removal or resignation of the director, as set forth in the 1995 Directors Plan, and expire ten years from the date of grant. No payments or contributions are required to be made by the directors other than in connection with the exercise of options. The 1995 Directors Plan will terminate on November 9, 2005 and no further options may be granted after such date.

          The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time). Upon exercise of an option, the exercise price must be paid in full in cash or in kind or a combination thereof, by delivery of shares having a fair market value, or surrender of currently exercisable options having a value on the date of exercise, equal to the portion of the exercise price so paid, as determined by the Board of Directors.

          As adopted, the 1995 Directors Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The Board may, in its discretion, terminate or suspend the 1995 Directors Plan at any time. The Board may also amend or revise the 1995 Directors Plan, or the terms of any option granted under the 1995 Directors Plan, without stockholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the 1995 Directors Plan, change the purchase price established or expand the category of individuals eligible to participate in such plan. No amendment, suspension or termination will alter or impair any rights or obligations under any option previously granted without the consent of the grantee. The Company receives no consideration for the grant of options under the 1995 Directors Plan.

          The following table sets forth information with respect to options outstanding under the Directors Plans:

                               Date of        Number of    Exercise Price
Name                            Grant           Shares       Per Share
----                           -------        ---------    --------------
Uma N. Aggarwal . . . . . .       --              --              --
David A. Gee  . . . . . . .   01/13/92          10,000         $8.00
                              11/09/95           4,000         18.25
                              11/14/96           1,000          7.13
Samuel A. Hamacher. . . . .   09/14/92          10,000          9.50
                              11/09/95           5,000         18.25
                              11/14/96           1,500          7.13
James C. Janning. . . . . .   09/14/92          10,000          9.50
                              11/09/95           4,000         18.25
                              11/14/96           1,000          7.13
Robert E. Lefton. . . . . .   09/14/92          10,000          8.13
                              11/09/95           5,000         18.25
                              11/14/96           1,500          7.13
Donald E. Nickelson . . . .   09/14/92          10,000          9.50
                              11/09/95           4,000         18.25
                              11/14/96           1,000          7.13
William A. Peck . . . . . .   04/29/94          10,000         15.75
                              11/09/95           4,000         18.25
                              11/14/96           1,000          7.13
Dennis W. Sheehan . . . . .   01/13/92          10,000          8.00
                              11/03/92           5,000          9.00
                              11/09/95           5,000         18.25
                              11/14/96           2,000          7.13
John D. Weil. . . . . . . .     8/4/97          10,000          7.00
                                           ----------------

                                           ----------------
       Total. . . . . . . .                    125,000
                                           ================

INDEMNIFICATION AND LIMITATION OF LIABILITY

          The Company's Amended and Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee, composed entirely of non-employee, independent members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company's stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

          In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company's other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

          POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

          BASE SALARY. Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee compares salary data for similar positions in companies that match the Company's size in sales and earnings and utilizes such data as a factor in setting base salaries. Specific reference is made to the annual salary survey published by the Health Industry Manufacturers Association. Validation of this data is performed by an independent nationally-recognized compensation consultant. This principle of combining performance and position in the salary survey range was used in setting the salary of Mr. Aggarwal. However, with respect to Mr. Janning, the Company's previous President and Chief Executive Officer, an arrangement was negotiated whereby Mr. Janning would be compensated at an hourly rate based on his salary and benefits from Harbour Group Ltd. on a proportionate basis for his time spent working for the Company. The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

          CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing stockholder value. No cash bonuses were paid to the chief executive officer or the other executive officers in respect of fiscal 1997, except for Mr. Grabowski who received a $10,000 cash bonus prior to being appointed as a Named Executive Officer.

          STOCK-BASED INCENTIVES. The Company's Employee Plans provide a long term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

          Under these plans, approved by the stockholders, the Committee periodically recommends to the Board of Directors grants of stock options by the Board of Directors. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. To date, except with respect to a grant made to Mr. Aggarwal in connection with the commencement of his employment, stock options under the plans have been granted with an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and, after two years, vest 25% annually. (With respect to Mr. Aggarwal's options, see information under the heading "Certain Transactions").

                                    Compensation Committee
                                    Dennis W. Sheehan, Chair
                                    David A. Gee
                                    Donald E. Nickelson

PERFORMANCE GRAPH


                     COMPARISON OF CUMULATIVE TOTAL RETURNS

          The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (US Companies) and an index comprised of eight companies which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.

 6/30/92      100        100         100
 7/31/92      92.647     103.541     116.421
 8/31/92      97.059     100.377     115.29
 9/30/92      91.176     104.108     124.535
10/30/92     104.412     108.208     128.438
11/30/92     117.647     116.819     151.963
12/31/92     132.353     121.12      153.046
 1/29/93     129.412     124.568     140.463
 2/26/93     105.882     119.921     120.939
 3/31/93     115.346     123.392     120.344
 4/30/93     110.91      118.126     115.803
 5/28/93     109.431     125.182     117.638
 6/30/93     104.17      125.761     116.499
 7/30/93     110.122     125.909     114.132
 8/31/93     127.98      132.417     111.953
 9/30/93     131.742     136.361     113.523
10/29/93     143.718     139.426     118.046
11/30/93     136.233     135.267     119.837
12/31/93     150.44      139.038     127.6
 1/31/94     179.023     143.259     136.783
 2/28/94     180.528     141.922     134.686
 3/31/94     175.165     133.195     127.211
 4/29/94     190.265     131.467     126.915
 5/31/94     184.225     131.788     127.757
 6/30/94     175.943     126.969     118.902
 7/29/94     172.91      129.573     117.731
 8/31/94     191.111     137.833     136.189
 9/30/94     182.738     137.48      135.97
10/31/94     201.012     140.182     137.235
11/30/94     207.103     135.532     146.814
12/30/94     201.905     135.912     146.173
 1/31/95     197.317     136.674     155.987
 2/28/95     192.728     143.902     161.938
 3/31/95     189.01      148.167     171.175
 4/28/95     199.766     152.832     171.853
 5/31/95     178.253     156.773     177.488
 6/30/95     200.627     169.478     181.258
 7/31/95     188.281     181.935     194.742
 8/31/95     197.54      185.622     192.273
 9/29/95     226.863     189.891     197.425
10/31/95     234.579     188.803     199.394
11/30/95     219.146     193.236     198.335
12/29/95     198.405     192.207     200.79
 1/31/96     144.928     193.155     208.645
 2/29/96     155.004     200.508     212.133
 3/29/96     165.156     201.173     210.719
 4/30/96     133.994     217.862     187.488
 5/31/96     143.343     227.866     198.091
 6/28/96     116.147     217.594     183.067
 7/31/96      87.895     198.213     185.087
 8/30/96      81.617     209.319     197.585
 9/30/96      91.034     225.33      181.938
10/31/96      84.756     222.841     161.184
11/29/96      87.895     236.617     163.11
12/31/96      92.604     236.402     171.134
 1/31/97     103.591     253.204     158.829
 2/28/97     103.591     239.223     153.038
 3/31/97      92.604     223.614     152.784
 4/30/97      86.325     230.601     138.02
 5/30/97      77         256.74      160.623
 6/30/97      81.617     264.602     158.263


                      LEGEND
Symbol         Index Description
_______        ALLIED HEALTHCARE PRODUCTS, INC.
 .......        CRSP Index for Nasdaq Stock Market (US Companies)
-------        Self-Determined Peer Group

Companies in the Self-Determined Peer Group:
     Chad Therapeutics, Inc.            Healthdyne Technologies, Inc.
     Infrasonics, Inc.                  Invacare Corporation
     Nellcor Puritan Bennett, Inc.      Novametrix Medical Systems, Inc.
     Respironics, Inc.                  Sunrise Medical, Inc.

NOTES:

         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
         B. The indexes are reweighted daily, using the market capitaliztion on the previous trading day.
         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
         D. The index level for all series was set to 100.0 on 06/30/92, the date of the Company's initial public offering.

                              CERTAIN TRANSACTIONS

          Mr. Aggarwal assumed the position of President and Chief Executive Officer of the Company pursuant to an employment agreement commencing November 19, 1996, and expiring on November 19, 1998 (the "Employment Agreement"). The Employment Agreement provides for an annual base salary of $225,000, subject to periodic upward adjustments as the Board of Directors deems appropriate. In addition to base salary, the Employment Agreement provides that Mr. Aggarwal is entitled to receive such incentive compensation payments as the Board of Directors may determine pursuant to the Company's incentive compensation plan for the Company, president in accordance with the Company's past practice, or otherwise. (See information under the heading "Board Compensation Committee Report on Executive Compensation").

          Mr. Aggarwal was also granted an option to purchase 200,000 shares of Common Stock at an exercise price of $6.875 per share, such options expiring after a term of 10 years. The vesting schedule with respect to 100,000 of the options provides that 25% become exercisable two years from the date of grant with additional 25% increments becoming exercisable each year thereafter. The remaining 100,000 options become exercisable in 10% increments upon each 15% increase in the Common Stock price sustained over a twenty day trading period. During fiscal 1997, options to purchase 10,000 shares became exercisable, all of which were exercised subsequent to the end of the fiscal year.

          Pursuant to the termination provisions of the Employment Agreement, in the event Mr. Aggarwal's employment is terminated by reason of death, disability or without "cause" by the Company he is entitled to receive his base salary and incentive compensation through the remaining term of the agreement. If the Company terminates Mr. Aggarwal's employment for "cause," he is entitled to receive his base salary and other benefits through the date of his termination. If Mr. Aggarwal desires to terminate his employment for any reason, he must give the Company thirty days written notice and he would then be entitled to receive his base salary and other benefits through the date of termination. Additionally, Mr. Aggarwal has agreed not to compete with the Company during the term of the Employment Agreement and for a two year period thereafter; provided, however, that if his employment is terminated by the Company for "cause", his non-competition covenants also terminate.

          In December 1996, the Company entered into "change-in-control" severance agreements with the Named Executive Officers of the Company, and 21 other key employees. Pursuant to each agreement, if an individual is terminated without cause within two years of a "change-in-control" event (as defined in each agreement), such individual is entitled to receive a severance benefit of one year's base salary. Additionally, each agreement has an initial term through December 31, 1998, which term automatically extends for an additional one year period each January 1st, unless at least thirty days prior to such January 1st date the Company gives notice that it does not wish to extend such agreement.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

          To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 1997.

                                OTHER INFORMATION

          On August 21, 1996, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to stockholders of record on the close of business on September 4, 1996. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $40.00 per share. The Rights will be exercisable only if a person or group acquires 25% or more of the outstanding shares of Common Stock of the Company or announces a tender offer following which it would hold 25% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 25% or more of the Company's outstanding shares of Common Stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

          For more information concerning the Rights Agreement and the Rights, reference is hereby made to the Company's Current Report on Form 8-K dated August 7, 1996 which was filed with the SEC.


                      RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors has selected Price Waterhouse LLP to be the independent auditors of the Company for the year ending June 30, 1998.

          The  affirmative  vote of the holders of a majority  of the  Company's
Common Stock represented and voted at the Annual Meeting will be required to approve and ratify the Board's selection of Price Waterhouse LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection.

          A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.


                             SOLICITATION OF PROXIES

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged D.
F. King & Co., Inc. to solicit proxies in connection with this Proxy Statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Company of such solicitation is approximately $3,000 plus reasonable out-of-pocket expenses.


                STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

          The rules of the SEC currently provide that stockholder proposals for the 1998 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1997 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 1998 Annual Meeting.

                              FINANCIAL INFORMATION

          The Company's 1997 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide, without charge to any record or beneficial stockholder as of September 30, 1997, who so requests in writing, a copy of such 1997 Annual Report or the Company's 1997 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Barry F. Baker.


                                  OTHER MATTERS

          The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

          You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 1997 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.



                                    By Order of the Board of Directors,



                                    Uma N. Aggarwal
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
October 10, 1997

PROXY


                        ALLIED HEALTHCARE PRODUCTS, INC.
               Annual Meeting of Stockholders - November 17, 1997
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

           The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the "Company"), each dated October 10, 1997, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 1997, and appoints Uma N.
Aggarwal and Barry F. Baker, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held on November 17, 1997 at 10:00 a.m., Central Time, at the Daniele Hotel, 216 N. Meramec Street, Clayton Missouri 63105, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

                           (continued on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED                         Please mark     |----|
IN PROPOSAL 1 AND "FOR" PROPOSAL 2.                                                                    your votes as   | X  |
                                                                                                       indicated in    |----|
                                                                                                       this example

1.    To Elect the following persons as directors of the Company to  serve    2.  To ratify or reject the appointment of Price
for a term of one year or until their successors are elected and qualified:       Waterhouse LLP as independent auditors of the
                                                                                  Company for the fiscal year ending June 30, 1998:
     FOR all          WITHHOLD    (INSTRUCTIONS:  To withhold
 nominees listed     AUTHORITY    authority to vote for any individual
      below         to vote all   nominee, strike a line through the              FOR     AGAINST     ABSTAIN
(except as marked     nominees    nominee's name on the list below.)              |_|       |_|         |_|
      to the        listed below
    contrary)
      |_|               |_|       Uma N. Aggarwal, David A. Gee,
                                  Samuel A. Hamacher, James C.                    The shares represented by this proxy will be voted
                                  Janning, Robert E. Lefton, Donald E.            in accordance with the specification made.  If no
                                  Nickelson, William A. Peck, Dennis              specification is made, the shares represented by
                                  W. Sheehan, John D. Weil                        this proxy will be voted "FOR" all nominees listed
                                                                                  in Proposal 1, "FOR" Proposal 2 and in the
3.   To transact such other business as may       PLEASE MARK THE FOLLOWING BOX   discretion of the proxies on such other business
properly come before the meeting or any           IF YOU PLAN TO ATTEND THE       as may properly come before the meeting.
adjournment thereof, according to the proxies'    MEETING.
discretion, and in their discretion.              |_|
                                                                                  Dated: _______________________________, 1997

                                                                                  ______________________________________
                                                                                          Name typed or printed
                                                                                  ______________________________________
                                                                                               Signature(s)
                                                                                  ______________________________________
                                                                                  Capacity (Title or Authority, i.e.
                                                                                  Executor, Trustee)

                                                                                  Please date and sign exactly as your name(s)
                                                                                  appears on the stock certificate.  If shares are
                                                                                  held by joint tenants, both should sign. When
                                                                                  signing as attorney, executor, administrator,
                                                                                  trustee or guardian, please give full title as
                                                                                  such.  If a corporation, please sign in full
                                                                                  corporate name by president or other authorized
                                                                                  officer.  If a partnership, please sign in
                                                                                  partnership name by authorized person.  This proxy
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE               votes all shares held in all capacities unless
ENCLOSED ENVELOPE                                                                 otherwise specified.



-----------------------------------------------------------------------------------------------------------------------------------
                                                FOLD AND DETACH HERE
